                                  EXHIBIT  12.1
                    STATEMENT REGARDING COMPUTATION OF RATIOS


For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of one-third rent expense and interest expense.

For the purpose of calculating the common stock dividend payout ratio, dividends per share is divided by net income per share.


CALCULATION OF THE RATIO OF EARNINGS TO FIXED CHARGES

                                      As of and for the
                                 Nine Months Ended September 30                     As of and for the years ended December 31
                                 ------------------------------        -----------------------------------------------------------
    UNITED                              1996       1995                1995          1994         1993          1992          1991
------------------------------     ----------    -----------        ---------       --------    --------      -------       ------
                                                                                    (dollars in thousands)
Income before income taxes
and cumulative effect of change
     in accounting principle           $5,083     $4,220              $5,685        $3,829       $3,242        $2,336         $512

Interest expense                       10,445      9,397              12,848         9,159        9,035         4,334        6,470

1/3 rent expense                           73         57                  80            61           20            38           50
                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Earnings                   $15,601    $13,674             $18,613       $13,049      $12,297        $6,708       $7,032
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

Interest expense                      $10,445     $9,397             $12,848        $9,159       $9,035        $4,334       $6,470

1/3 rent expense                           73         57                  80            61           20            38           50

                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Fixed Charges              $10,518     $9,454             $12,928        $9,220       $9,055        $4,372       $6,520
                                   ----------   --------           ---------      --------     --------      --------     --------
     Ratio                               1.48       1.45                1.44          1.42         1.36          1.53         1.08
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

Income before income taxes
 and cumulative effect of change
     in accounting principle           $5,083     $4,220              $5,685        $3,829       $3,242        $2,336         $512

Interest expense                       10,445      9,397              12,848         9,159        9,035         4,334        6,470

Less interest on deposits              (8,721)    (7,627)            (10,439)       (7,530)      (7,953)       (4,223)      (6,335)

1/3 rent expense                           73         57                  80            61           20            38           50
                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Earnings                    $6,880     $6,047              $8,174        $5,519       $4,344        $2,485         $697
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

Interest expense                      $10,445     $9,397             $12,848        $9,159       $9,035        $4,334       $6,470

Less interest on deposits              (8,721)    (7,627)            (10,439)       (7,530)      (7,953)       (4,223)      (6,335)

1/3 rent expense                           73         57                  80            61           20            38           50

                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Fixed Charges               $1,797     $1,827              $2,489        $1,690       $1,102          $149         $185
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

  Ratio                                  3.83       3.31                3.28          3.27         3.94         16.68         3.76
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------



CALCULATION OF THE RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                      As of and for the
                                 Nine Months Ended September 30                     As of and for the years ended December 31
                                 ------------------------------        -----------------------------------------------------------
    PFC                                 1996       1995                1995          1994         1993          1992          1991
------------------------------     ----------    -----------        ---------       --------    --------      -------       ------
                                                                                    (dollars in thousands)
Income before income taxes
and cumulative effect of change
     in accounting principle           $3,641     $2,882              $3,898        $2,865       $2,133        $1,909         $361

Interest expense                        4,519      4,126               5,672         3,538        2,927         4,229        6,604

1/3 rent expense                          116        130                 190           193          218           229          232
                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Earnings                    $8,276     $7,138              $9,760        $6,596       $5,278        $6,367       $7,197
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------
Interest expense                       $4,519     $4,126              $5,672        $3,538       $2,927        $4,229       $6,604

1/3 rent expense                          116        130                 190           193          218           229          232

                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Fixed Charges               $4,635     $4,256              $5,862        $3,731       $3,145        $4,458       $6,836
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

Ratio                                    1.79       1.68                1.66          1.77         1.68          1.43         1.05
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

Income before income taxes
and cumulative effect of change
     in accounting principle           $3,641     $2,882              $3,898        $2,865       $2,133        $1,909         $361

Interest expense                        4,519      4,126               5,672         3,538        2,927         4,229        6,604

Less interest on deposits              (4,008)    (3,798)             (5,172)       (3,362)      (2,821)       (4,003)      (6,130)

1/3 rent expense                          116        130                 190           193          218           229          232
                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Earnings                    $4,268     $3,340              $4,588        $3,234       $2,457        $2,364       $1,067
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

Interest expense                       $4,519     $4,126              $5,672        $3,538       $2,927        $4,229       $6,604

Less interest on deposits              (4,008)    (3,798)             (5,172)       (3,362)      (2,821)       (4,003)      (6,130)

1/3 rent expense                          116        130                 190           193          218           229          232

                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Fixed Charges                 $627       $458                $690          $369         $324          $455         $706
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

     Ratio                               6.81       7.29                6.65          8.76         7.58          5.20         1.51
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

                                                                  As of and for
                                          As of and for the      the year ended
                                      Nine Months Ended Sept. 30     December 31
-----------------------------------   -------------------------  --------------
     PRO FORMA                          1996          1995               1995
-----------------------------------    --------     --------           --------
                                                       (dollars in thousands)

Income before income taxes             $6,164         $4,557             $6,153

Interest expense                       16,229         14,788             20,207

1/3 rent expense                          190            187                270
                                     --------       --------           --------
Total Earnings                        $22,583        $19,532            $26,630
                                     --------       --------           --------
                                     --------       --------           --------
Interest expense                      $16,229        $14,788            $20,207

1/3 rent expense                          190            187                270

                                     --------       --------           --------
     Total Fixed Charges              $16,419        $14,975            $20,477
                                     --------       --------           --------
                                     --------       --------           --------

Ratio                                    1.38           1.30               1.30
                                     --------       --------           --------
                                     --------       --------           --------

Income before income taxes             $6,164         $4,557             $6,153

Interest expense                       16,229         14,788             20,207

Less interest on deposits             (12,729)       (11,425)           (15,611)

1/3 rent expense                          190            187                270
                                     --------       --------           --------
Total Earnings                         $9,854         $8,107            $11,019
                                     --------       --------           --------
                                     --------       --------           --------

Interest expense                      $16,229        $14,788            $20,207

Less interest on deposits             (12,729)       (11,425)           (15,611)

1/3 rent expense                          190            187                270

                                     --------       --------           --------

Total Fixed Charges                    $3,690         $3,550             $4,866
                                     --------       --------           --------
                                     --------       --------           --------

Ratio                                    2.67           2.28               2.26
                                     --------       --------           --------
                                     --------       --------           --------